        EXHIBIT 21 TO ANNUAL REPORT ON FORM 10-K FOR SYMIX SYSTEMS, INC.

                           SUBSIDIARIES OF REGISTRANT


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

                  NAME                                JURISDICTION             % OWNERSHIP

Symix Computer Systems, Inc.                         Ohio                          100

Symix Systems, B.V.                                  The Netherlands               100

Symix France, SA                                     France                        100

Frontstep, Inc.                                      Minnesota                     100

Symix Computer Systems Delaware, Inc.                Delaware                      100

e-Mongoose, Inc.                                     Ohio                          100

                         SUBSIDIARIES OF FRONSTEP, INC.
                         ------------------------------

brightwhite solutions, inc.                          Ohio                          96


              SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS DELAWARE, INC.
              -----------------------------------------------------

Systems by MICA (Ireland) Ltd.                       Ireland                       100

D.A. Distribution (U.K.)                             United Kingdom                100

                  SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS, INC.
                  --------------------------------------------

Symix Computer Systems (Canada) Inc.                 Canada                        100

Symix Computer Systems (UK) Ltd.                     The United Kingdom            100

Symix Computer Systems (Singapore) Pte. Ltd.         Singapore                    86.7

Symix Computer Systems (Mexico) S. De R.L. De C.V.   Mexico                        100

Symix Japan Ltd.                                     Japan                          85

Symic Computer Systems (Shanghai) Co. Ltd.           China                         100

                       SUBSIDIARIES OF SYMIX SYSTEMS, B.V.
                       -----------------------------------

Symix (U.K.) Ltd.                        The United Kingdom                        100

Symix Systems GmbH                       Germany                                   100

Symix Italia S.r.l.                      Italy                                     95*

* Remaining 5% owned by Symix Systems, Inc.


               SUBSIDIARIES OF SYMIX SYSTEMS (SINGAPORE) PTE. LTD.
               ---------------------------------------------------

Symix Asia Company Limited                            Thailand                     100

Symix Computer Systems (Hong Kong) Limited            Hong Kong                    100

Symix Computer Systems (Australia) Pty. Ltd.          Australia                    100

Symix New Zealand, Limited                            New Zealand                  100

Symix Computer Systems (Malaysia) Sdn., Bhd.          Malaysia                     100